UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nine Energy Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NINE ENERGY SERVICE, INC.

2001 Kirby Drive, Suite 200

Houston, Texas 77019

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD MAY 5, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Nine Energy Service, Inc. (the “Company”), dated March 26, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 5, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 21, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION AND FORMAT

OF ANNUAL MEETING OF STOCKHOLDERS OF

NINE ENERGY SERVICE, INC.

TO BE HELD ON MAY 5, 2020

TO THE STOCKHOLDERS OF NINE ENERGY SERVICE, INC.:

Due to the emerging public health impact of the coronavirus (COVID-19) outbreak and the increasingly severe protocols that federal, state and local governments have imposed, and to support the health and well-being of our stockholders and employees, NOTICE IS HEREBY GIVEN that the location and format of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Nine Energy Service, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on May 5, 2020 at 8:30 a.m., Central Time. However, in light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. We expect to resume in-person or hybrid annual meetings beginning with our 2021 annual meeting of stockholders.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to attend and vote during the Annual Meeting, or any adjournment or postponement thereof, if you were a stockholder as of the close of business on March 13, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or nominee. The virtual Annual Meeting will provide stockholders with rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. The proxy card previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

If you were a stockholder at the close of business on March 13, 2020, you may access the Annual Meeting via a webcast that can be accessed at https://web.lumiagm.com/238810512 using the password “nine2020” and control number on your proxy card. If you hold your shares through a bank, broker or other holder of record, and you plan to vote during the meeting, you must first contact your bank, broker or agent to obtain a legal proxy, then register your legal proxy with American Stock Transfer & Trust LLC, the Company’s stock transfer agent, prior to the meeting. The stock transfer agent will then provide you with a control number that you can use to vote at https://web.lumiagm.com/238810512. Requests to register your legal proxy must be received by 5:00 p.m., Eastern Time, on April 28, 2020, and must be labeled as “Legal Proxy.” These requests should be directed in writing to the stock transfer agent at the following mailing address, e-mail address or facsimile number: American Stock Transfer & Trust Company LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219; E-mail: proxy@astfinancial.com; Facsimile No.: 718-765-8730. You may ask questions and vote during the Annual Meeting by following the instructions available on the website during the Annual Meeting.

In accordance with the Delaware General Corporation Law, a list of the Company’s stockholders of record will be available and may be inspected for a period of at least ten days prior to the Annual Meeting. Stockholders as of the record date may inspect the stockholder list by calling the Company’s Investor Relations department at 281-730-5113 to schedule an appointment.

Help and technical support for accessing and participating in the Annual Meeting is available before and during the Annual Meeting by calling 929-283-0369.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the following methods (i) over the internet at www.voteproxy.com, (ii) by telephone at 1-800-776-9437 in the United States (or 1-718-921-8500 from foreign countries from any touch-tone telephone), or (iii) by completing, signing and returning the proxy card previously sent to you with the proxy materials.

By Order of the Board of Directors

Ann G. Fox
President, Chief Executive Officer and Director

April 21, 2020

The Annual Meeting on May 5, 2020 at 8:30 a.m., Central Time, will be available via webcast at https://web.lumiagm.com/238810512. The proxy materials, including our 2019 Annual Report, are available at https://investor.nineenergyservice.com. Additionally, you may access our proxy materials at www.voteproxy.com and vote in advance of the meeting by following the instructions above and on your proxy card.